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                                                                    EXHIBIT 99.3

                                 FORM OF PROXY

                   PORT ST. LUCIE NATIONAL BANK HOLDING CORP.

                        SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Jeffrey S. Furst and Ellen
J. Guterl, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Port St. Lucie National Bank Holding Corp., a Florida corporation ("PSHC") which the undersigned would be entitled to vote if personally present at the Special Meeting of PSHC Shareholders to be held at 1100 S.W. St. Lucie West Boulevard, Port St. Lucie, Florida 34986, on Thursday, May 22, 1997, at 7:00 P.M., Local Time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Annual Meeting of Shareholders, both dated April 16, 1997, the receipt of which is acknowledged in the manner specified below.

     1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement"), by and between Seacoast Banking Corporation of Florida, a Florida corporation ("Seacoast") and PSHC pursuant to which (i) PSHC will merge (the "Merger") with and into Seacoast; (ii) each share of the $.01 par value common stock of PSHC ("PSHC Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for that number of shares of $.10 par value Class A common stock of Seacoast ("Seacoast Class A Stock") determined by dividing (A) (i) the sum of
(x) the average of the closing prices on the Nasdaq National Market of Seacoast Class A Stock for the 20 trading days preceding the fifth trading day preceding the Closing Date (the "Seacoast Stock Price") multiplied by 900,000 and (y) $1,242,953, (ii) divided by the number of shares of PSHC Common Stock plus the number of shares of PSHC Common Stock subject to PSHC stock options and PSHC stock warrants, outstanding at the Effective Time (the "Purchase Price Per Share"), by (B) the Seacoast Stock Price; (iii) each outstanding PSHC stock warrant at the effective time of the Merger will be exchanged for that number of shares of Seacoast Class A Stock determined by dividing (A) the difference between the Purchase Price Per Share and $8.26 by (B) the Seacoast Stock Price; and (iv) Seacoast will assume the obligations of PSHC under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Joint Proxy Statement/Prospectus. The consideration to be received by holders of PSHC common stock and PSHC warrants is subject to possible adjustment in certain circumstances relating to certain categories of PSHC loans as described in the accompanying Joint Proxy Statement/Prospectus.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     2. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

                 [ ]  AUTHORIZED            [ ]  NOT AUTHORIZED

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.
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     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated:                   , 1997
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                                                        Signature

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                                                Signature if held jointly

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PORT ST. LUCIE NATIONAL
         BANK HOLDING CORP., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.